Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Amended and Restated 1992 Equity Incentive Plan, of our report dated February 13, 1998, with respect to the financial statements of Epix Medical, Inc. for the registration of 250,000 shares of its common stock, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP

Boston, Massachusetts
June 25, 1998